Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2007

Hoffman Estates, Ill. (May 3, 2007) — Career Education Corporation (NASDAQ: CECO) today reported consolidated revenue from continuing operations of $424.0 million and income from continuing operations, net of tax, of $34.6 million for the quarter ended March 31, 2007.

“Career Education’s results for the first quarter of 2007 reflect the effects of challenges the company has faced as it makes the changes necessary to position the company for future growth,” said Pat Pesch, Chief Financial Officer.  “Importantly, positive forward-looking indicators and the satisfactory conclusion of several legal and regulatory matters demonstrate the company’s progress in building long-term value for its stakeholders.”

RESULTS OF CONTINUING OPERATIONS

As previously reported, in November 2006, the company announced its decision to sell 13 of its schools and campuses, including the nine campuses that comprise the Gibbs division, McIntosh College, the two campuses of Brooks College (Long Beach and Sunnyvale), and Lehigh Valley College.  The results of these 13 schools and campuses are noted in all presentations as discontinued operations.  Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

Three Months Ended March 31, 2007

•                  Consolidated revenue was $424.0 million during the first quarter of 2007, a 12.5 percent decrease from consolidated revenue of $484.6 million during the first quarter of 2006.  Revenue generated by the University segment’s fully-online platforms decreased 28.8 percent to $137.4 million during the first quarter of 2007, from $193.0 million during the first quarter of 2006.

•                  Consolidated income from operations declined to $48.2 million during the first quarter of 2007, from $99.7 million during the first quarter of 2006.  Operating profit margin percentage was 11.4 percent during the first quarter of 2007, compared to operating profit margin percentage of 20.6 percent during the first quarter of 2006.  The decrease in operating profit margin percentage was primarily due to:

a.               an unfavorable student population mix change resulting in disproportionately larger revenue declines in our University segment, which has historically produced the highest operating profit margin percentages,

b.              a decrease in the operating profit margin percentage generated by our University segment, driven by decreased revenue, increased administrative expenses, and the disproportionate growth of CTU Online, which operates at a lower operating profit margin percentage than that of AIU Online,

c.               price decreases in our AIU Online associate degree programs, and

d.              increased occupancy expense and other fixed costs as a percentage of revenue due to declines in revenue.

The adverse impact on operating profit margin percentage of the factors discussed above was offset, in part, by a decrease in bad debt expense as a percentage of revenue.

The University segment’s fully-online platforms’ income from operations declined to $34.4 million during the first quarter of 2007, from $77.2 million during the first quarter of 2006.

•                  Consolidated income from continuing operations, net of tax, during the first quarter of 2007 was $34.6 million, or $0.36 per diluted share, compared to consolidated income from continuing operations, net of tax, of $65.5 million, or $0.65 per diluted share, during the first quarter of 2006.

RESULTS OF DISCONTINUED OPERATIONS

Loss from discontinued operations associated with our 13 schools and campuses currently held for sale was $4.6 million, net of tax, during the first quarter of 2007, compared to loss from discontinued operations of $12.8 million, net of tax, during the first quarter of 2006.  Loss from discontinued operations during the first quarter of 2006 includes a goodwill impairment charge of $6.5 million, net of income tax benefit of $3.9 million, and depreciation expense of $2.0 million, net of income tax benefit of $1.2 million.  Loss from discontinued operations during the first quarter of 2007 includes no goodwill impairment charge or depreciation expense, in accordance with applicable accounting standards.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•                  Cash provided by operating activities was $89.1 million during the first quarter of 2007, compared to $122.6 million during the first quarter of 2006.  The decrease is primarily attributable to the decrease in net income during the first quarter of 2007.

•                  Capital expenditures decreased to $16.8 million during the first quarter of 2007, from $17.5 million during the first quarter of 2006.  Capital expenditures represented 3.7 percent of total consolidated revenue, including revenue generated by schools and campuses held for sale, during the first quarter of 2007.

Financial Position

•                  As of March 31, 2007 and December 31, 2006, cash and cash equivalents and investments totaled $449.8 million and $447.8 million, respectively.  This increase is primarily attributable to cash generated by operating activities during the first quarter of 2007, offset substantially by first quarter 2007 cash expenditures in connection with stock repurchase activity and the acquisition of Istituto Marangoni.

•                  Quarterly days sales outstanding (DSO) were 11 days as of March 31, 2007, which is consistent with DSO as of March 31, 2006, of 11 days.

Stock Repurchase Program

Since July 2005, CEC’s Board of Directors has authorized the use of a total of $500.2 million to repurchase outstanding shares of the company’s common stock.  Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements.  The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the first quarter of 2007, the company repurchased 1.6 million shares of its common stock for approximately $50.0 million at an average price of $30.42 per share.  Since the inception of the program, the company has repurchased 12.4 million shares of its common stock for approximately $416.3 million.

As of March 31, 2007, the company was authorized under the stock repurchase program to use an additional $83.8 million to repurchase outstanding shares of the company’s common stock.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of April 30, 2007 and 2006, was as follows:

Segment	Population April 30, 2007	Population April 30, 2006	Percentage Difference
Academy	9,000	9,100	(1%)
Colleges	7,500	9,000	(17%)
Culinary Arts	10,500	10,600	(1%)
Health Education	12,200	10,900	12%
International	6,200	4,300	44%
University (1)	42,200	44,000	(4%)
CEC Consolidated	87,600	87,900	—

(1)          As of April 30, 2007 and 2006, the University segment population included approximately 30,600 students and 31,500 students, respectively, who were taking classes at such dates in fully-online academic programs offered by University segment schools.

Total student population for schools held for sale as of April 30, 2007 and 2006, was as follows:

	Population April 30, 2007	Population April 30, 2006	Percentage Difference
Colleges held for sale	1,900	2,500	(24%)
Gibbs held for sale	6,400	6,500	(2%)
Total	8,300	9,000	(8%)

New Student Starts

        New student starts by reportable segment during the first quarter of 2007 and 2006, were as follows:

Segment	First quarter 2007	First quarter 2006	Percentage Difference
Academy	1,220	1,540	(21%)
Colleges	1,080	1,340	(19%)
Culinary Arts	2,720	2,510	8%
Health Education	4,040	3,710	9%
International	400	460	(13%)
University (1)	14,540	17,020	(15%)
CEC Consolidated	24,000	26,580	(10%)

(1)          University segment new student starts includes approximately 12,600 students and 14,800 students, respectively, who began taking classes in fully-online academic programs offered by University segment schools during the first quarter of 2007 and 2006.

New student starts for schools held for sale during the first quarter of 2007 and 2006, were as follows:

	First quarter 2007	First quarter 2006	Percentage Difference
Colleges held for sale	260	400	(35%)
Gibbs held for sale	1,330	1,270	5%
Total	1,590	1,670	(5%)

“During my first two months at the company, I have seen first hand the tremendous strengths in the organization, particularly the talent and commitment of our employees and the opportunity for future success,” said Gary McCullough, Career Education’s new President and Chief Executive Officer. “However, changes need to be made to ensure that we fulfill our potential.  By ensuring that we are service-oriented and market-responsive, we can generate value for our students and all stakeholders as we drive the business forward.”

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call today, May 3, 2007, at 5:00 PM (Eastern Time).  Interested parties can access the live webcast of the conference call at www.careered.com.  Participants can also listen to the conference call by dialing 617-614-3523 (international) or 800-561-2693 (domestic) and citing code 41457192.  Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection.  An archived version of the conference call webcast will be accessible for 90 days at www.careered.com.  A replay of the conference call will also be available for seven days by calling 617-801-6888  (international) or 888-286-8010 and citing code 73712939.

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to approximately 90,000 students across the world in a variety of career-oriented disciplines. The 75-plus campuses that serve these students are located throughout the U.S., and in Canada, France, Italy and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of our students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; the Harrington College of Design; the Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. The mission of CEC, through its schools, its educators, and its employees is education-their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information, see http://www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its 75-plus colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and class action, derivative, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale of any campuses; risks related to competition, general economic conditions, and other risk factors relating to our industry and business  and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time in our other reports filed with the Securities and Exchange Commission.

###

Investors:	Karen M. King
847/585-3899
www.careered.com

Media:	Lynne Baker
847/851-7006

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	December 31, 2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$165,593	$188,058
Investments	284,234	259,766
Total cash and cash equivalents and investments	449,827	447,824
Receivables:
Students, net of allowance for doubtful accounts of $26,791 and $28,532 as of March 31, 2007, and December 31, 2006, respectively	45,063	48,160
Other, net	7,768	8,084
Prepaid expenses	42,188	29,457
Inventories	18,318	16,713
Deferred income tax assets	6,705	10,970
Assets held for sale	64,455	69,171
Other current assets	16,822	32,064
Total current assets	651,146	662,443
PROPERTY AND EQUIPMENT, net	341,606	349,414
GOODWILL	379,454	349,703
INTANGIBLE ASSETS, net	45,708	33,984
OTHER ASSETS	28,432	30,119
TOTAL ASSETS	$1,446,346	$1,425,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,840	$12,098
Accounts payable	27,468	29,861
Accrued expenses:
Payroll and related benefits	23,804	26,678
Income taxes	19,588	—
Other	79,728	78,513
Deferred tuition revenue	143,507	131,651
Liabilities held for sale	32,008	33,702
Total current liabilities	338,943	312,503

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	3,293	2,763
Deferred rent obligations	89,710	90,013
Deferred income tax liabilities	16,244	16,527
Other	8,946	7,979
Total long-term liabilities	118,193	117,282

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	12,084	13,477

STOCKHOLDERS’ EQUITY:
Common stock	1,074	1,069
Additional paid-in capital	678,945	666,780
Accumulated other comprehensive income	6,774	5,683
Retained earnings	706,619	675,188
Cost of shares in treasury	(416,286)	(366,319)
Total stockholders’ equity	977,126	982,401
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,446,346	$1,425,663

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2007 and 2006

(In thousands, except per share amounts and percentages)

	2007	% of Revenue	2006	% of Revenue

REVENUE:
Tuition and registration fees	$405,054	95.5%	$465,281	96.0%
Other	18,954	4.5%	19,360	4.0%
Total revenue	424,008	100.0%	484,641	100.0%

OPERATING EXPENSES:
Educational services and facilities	141,647	33.4%	138,992	28.7%
General and administrative	215,375	50.8%	228,193	47.0%
Depreciation and amortization	18,781	4.4%	17,776	3.7%
Total operating expenses	375,803	88.6%	384,961	79.4%
Income from operations	48,205	11.4%	99,680	20.6%

OTHER INCOME (EXPENSE):
Interest income	4,705	1.1%	4,294	0.9%
Interest expense	(354)	-0.1%	(338)	-0.1%
Share of affiliate earnings	1,712	0.4%	903	0.2%
Miscellaneous income	238	0.1%	156	0.0%
Total other income	6,301	1.5%	5,015	1.0%

Income before provision for income taxes	54,506	12.9%	104,695	21.6%
PROVISION FOR INCOME TAXES	19,895	4.7%	39,157	8.1%

INCOME FROM CONTINUING OPERATIONS	$34,611	8.2%	$65,538	13.5%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(4,573)	-1.1%	(12,839)	-2.6%

NET INCOME	$30,038	7.1%	$52,699	10.9%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.358		$0.654
Loss from discontinued operations	(0.047)		(0.128)
Net income	$0.311		$0.526

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	96,798		100,220

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,038	$52,699
Adjustments to reconcile net income to net cash provided by
operating activities:
Goodwill impairment charge	—	10,389
Depreciation and amortization expense	18,781	21,009
Compensation expense related to share-based awards	3,101	4,015
Loss on disposition of property and equipment	1	23
Share of affilate earnings, net of dividends received	230	(903)
Changes in operating assets and liabilities, net of acquisition	36,996	35,405
Net cash provided by operating activities	89,147	122,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of acquired cash	(30,324)	—
Acquisition transaction costs	(1,106)	—
Purchases of property and equipment	(16,812)	(17,543)
Purchases of available-for-sale investments	(209,454)	(361,619)
Sales of available-for-sale investments	186,955	243,772
Other	6	(5)
Net cash used in investing activities	(70,735)	(135,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(49,967)	(24,925)
Issuance of common stock	7,144	2,932
Tax benefit associated with stock option exercises	1,925	720
Payments of capital lease obligations and other long-term debt	(29)	(89)
Net cash used in financing activities	(40,927)	(21,362)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
CHANGES ON CASH AND CASH EQUIVALENTS	706	834

NET DECREASE IN CASH AND CASH EQUIVALENTS	(21,809)	(33,286)
DISCONTINUED OPERATIONS CASH ACTIVIITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the period	1,758	3,033
Less: Cash balance of discontinued operations at end of the period	2,414	1,995
CASH AND CASH EQUIVALENTS, beginning of the period	188,058	129,275
CASH AND CASH EQUIVALENTS, end of the period	$165,593	$97,027

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS

For the Three Months Ended March 31, 2007 and 2006

(Dollars in thousands)

	2007	2006

REVENUE:
Academy segment	$42,366	$43,027
Colleges segment	45,474	51,836
Culinary Arts segment	88,697	90,628
Health Education segment	44,871	40,578
International segment	21,900	14,883
University segment	180,575	243,582
Corporate and other (1)	125	107
	$424,008	$484,641

SEGMENT PROFIT (LOSS) (2):
Academy segment	$4,005	$4,681
Colleges segment	7,304	11,252
Culinary Arts segment	11,424	14,009
Health Education segment	3,444	1,213
International segment	6,207	3,862
University segment	33,723	82,390
Corporate and other (1)	(16,190)	(16,824)
	$49,917	$100,583

SEGMENT PROFIT PERCENTAGE:
Academy segment	9.5%	10.9%
Colleges segment	16.1%	21.7%
Culinary Arts segment	12.9%	15.5%
Health Education segment	7.7%	3.0%
International segment	28.3%	25.9%
University segment	18.7%	33.8%

(1)     Operating results of Blish.com and Chefs.com are included in Corporate and other.

(2)     Segment profit equals the sum of income from operations and share of affiliate earnings.

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

DAYS SALES OUTSTANDING

	March 31,
	2007	2006
Total revenue during the quarter ended	$424,008	$484,641
Number of days in the quarter ended	90	90
Total revenue per day	$4,711	$5,385
Total receivables, net (1)	$52,831	$58,967
Days sales outstanding	11	11

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	March 31,
	2007	2006
Allowance for doubtful accounts	$26,791	$35,680
Gross student receivables (1)	$71,854	$88,082
Allowance as a percentage of student receivables	37.3%	40.5%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance,		Amounts	Purchase	Balance,
	Beginning of	Charges	Written-	Accounting	End of
	Period	to Expense	Off	Adjustment	Period
For the three months ended March 31, 2007	$28,532	$7,725	$(9,475)	$9	$26,791

For the three months ended March 31, 2006	$37,961	$13,268	$(15,549)	$—	$35,680

(1)             Total receivables, net and gross student receivables as of March 31, 2006, have been adjusted from amounts previously reported to eliminate unearned student receivable balances attributable to our INSEEC schools. The adjustments were necessary to conform to our current presentation method.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA REGARDING ASSETS HELD FOR SALE

For the Three Months Ended March 31, 2007 and 2006

(In thousands)

	For the Three Months Ended March 31, 2007			For the Three Months Ended March 31, 2006
	Gibbs	Colleges		Gibbs	Colleges
	Held for Sale	Held for Sale	Total	Held for Sale	Held for Sale	Total
Total revenue	$26,011	$10,398	$36,409	$29,505	$14,484	$43,989
Total operating expenses	29,736	13,758	43,494	46,336	18,118	64,454
Loss from operations	(3,725)	(3,360)	(7,085)	(16,831)	(3,634)	(20,465)
Total other expense	(4)	(1)	(5)	(45)	—	(45)
Loss before income tax benefit	(3,729)	(3,361)	(7,090)	(16,876)	(3,634)	(20,510)
Income tax benefit	(1,324)	(1,193)	(2,517)	(6,311)	(1,360)	(7,671)
Net loss from discontinued operations	(2,405)	(2,168)	(4,573)	(10,565)	(2,274)	(12,839)

CAREER EDUCATION CORPORATION

APRIL 2007 SEGMENT STUDENT START INFORMATION

	For the Month Ended April 30,
	2007	2006
STUDENT STARTS:
Academy segment	1,220	1,180
Colleges segment	260	380
Culinary Arts segment	1,030	850
Health Education segment	1,080	910
International segment	270	270
University segment	6,900	5,990
	10,760	9,580

Gibbs held for sale	1,170	1,200
Colleges held for sale	200	310

CAREER EDUCATION CORPORATION

SELECTED SUPPLEMENTAL DATA

(In thousands)

	2006					2005
	1Q	2Q	3Q	4Q	Total	1Q	2Q	3Q	4Q	Total
Consolidated Balance Sheet

Cash and marketable securities	$487,018	$377,037	$442,437	$447,824	$447,824	$431,057	$457,469	$343,202	$401,369	$401,369
Gross student receivables (1)	88,082	79,915	90,013	76,692	76,692	90,302	95,575	103,958	95,562	95,562
Net student receivables (1)	52,402	45,751	56,221	48,160	48,160	54,279	54,593	62,551	57,601	57,601
Assets held for sale	89,436	84,657	84,673	69,171	69,171	102,292	97,378	97,735	101,499	101,499
Total assets	1,568,282	1,377,430	1,412,713	1,425,663	1,425,663	1,460,016	1,522,234	1,437,897	1,495,303	1,495,303
Shareholders' equity	1,072,102	934,491	946,202	982,401	982,401	1,042,169	1,099,059	961,402	1,036,247	1,036,247

Consolidated Income Statement - Continuing Operations

Total revenue	$484,641	$448,182	$423,672	$429,124	$1,785,619	$452,660	$447,289	$448,935	$479,614	$1,828,498
Educational services and facilities expense	138,992	134,065	136,881	142,113	552,051	130,485	129,158	131,133	140,577	531,353
General and administrative expense	228,193	230,085	227,240	219,822	905,340	208,701	214,049	210,566	211,915	845,231
Depreciation and amortization	17,776	18,745	18,802	20,062	75,385	14,278	16,342	17,762	17,726	66,108
Interest income, net of interest expense	3,956	4,331	4,153	4,657	17,097	1,286	3,866	1,544	3,443	10,139
Share of affiliate earnings	903	696	510	1,857	3,966	1,826	1,416	428	1,397	5,067
Miscellaneous income (expense)	156	(250)	124	(157)	(127)	(536)	(179)	233	(451)	(933)
Provision for income taxes	39,157	23,762	16,736	13,037	92,692	39,946	36,441	33,058	40,185	149,630
Bad debt expense (2)	13,268	16,572	16,482	9,435	55,757	15,668	19,437	20,486	18,320	73,911

Consolidated Cash Flows

Cash flows provided by operating activities (3)	$122,637	$8,824	$83,226	$1,703	$216,390	$111,183	$69,904	$106,233	$90,905	$378,225
Cash flows from discontinued operations	(1,038)	(1,073)	1,126	(290)	(1,275)	(548)	595	(1,153)	2,381	1,275
Capital expenditures (4)	17,543	25,608	16,870	9,452	69,473	25,539	45,359	28,336	26,392	125,626

Discontinued Operations

Revenue	$43,989	$38,603	$38,713	$41,872	$163,177	$57,776	$50,174	$48,547	$49,560	$206,057
Operating expenses	(64,454)	(52,730)	(50,388)	(69,056)	(236,628)	58,074	56,126	54,310	54,269	222,779
Loss from operations	(20,465)	(14,127)	(11,675)	(27,183)	(73,450)	(298)	(5,952)	(5,763)	(4,709)	(16,722)
Total other income (expense)	(45)	12	17	(130)	(146)	(36)	(27)	(3)	5	(61)
Loss before income tax benefit	(20,510)	(14,115)	(11,658)	(27,313)	(73,596)	(334)	(5,979)	(5,766)	(4,704)	(16,783)
Income tax benefit	(7,671)	(5,279)	(4,360)	(8,103)	(25,413)	(131)	(2,347)	(2,132)	(1,660)	(6,270)
Loss from disposal of IADT Montreal and IADT Ottawa	—	—	—	—	—	(5,700)	—	—	(358)	(6,058)
Net loss from discontinued operations	(12,839)	(8,836)	(7,298)	(19,210)	(48,183)	(5,903)	(3,632)	(3,634)	(3,402)	(16,571)

(1)             Gross and net student receivables as of March 31 2006, June 30, 2006, September 30, 2006, March 31, 2005, June 30, 2005, and September 30, 2005, have been adjusted from the previously reported amounts to eliminate unearned student receivable balances attributable to our INSEEC schools. The adjustments were necessary to conform to our current presentation method.

(2)             Bad debt expense is included in general and administrative expense in our condensed consolidated statements of income.

(3)    Includes cash flows from our schools and campuses held for sale.

(4)    Includes capital expenditures from our schools and campuses held for sale.